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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                  TO THE BYLAWS
                                       OF
                              CMI INDUSTRIES, INC.

         The undersigned, James A. Ovenden, Secretary of CMI Industries, Inc. (the "Company"), does hereby certify that the bylaws of the Company, adopted on November 10, 1986 (the "Bylaws"), were amended at the annual meeting of the stockholders of the Company held on May 9, 2000.

         1. Amendment. The Bylaws of the Company are hereby amended effective as of May 9, 2000, as follows:

                  a. The last sentence of Section 3.08 of Article III of the Bylaws is deleted in its entirety and the following sentence is substituted in lieu thereof:

                  The vote of not less than 75% of the directors then in office shall be the act of the Board of Directors, unless otherwise provided by law or the Certificate of Incorporation.

         2. Agreement in Force. Except as amended by the stockholders at their annual meeting as described above, all of the provisions of the Bylaws remain in full force and effect.

         IN WITNESS WHEREOF, I have executed this Certificate of Amendment this 14th day of August, 2000.

                                         CMI Industries, Inc.



                                         /s/ James A. Ovenden
                                         --------------------------------------
                                         James A. Ovenden
                                         Secretary